AdCare Health Systems Reports Record Third Quarter 2012 Results

Revenues up 52% to Record $61.8 Million, Driving Record Adjusted EBITDA From Continuing Operations of $6.5 Million

ATLANTA, GA -- (Marketwire - November 13, 2012) - AdCare Health Systems, Inc. (NYSE MKT: ADK), a leading long-term care provider, reported results for the third quarter ended September 30, 2012.

Q3 2012 Financial Highlights

  Record revenues of $61.8 million, up 12% sequentially and up 52% from Q3 2011.

  Income from operations was a record $4.0 million, up $2.2 million from Q3 2011.

  Net income attributable to AdCare in the third quarter of 2012, before a $2.1 million non-cash derivative charge, increased to $403,000, or $0.03 per share, versus $326,000, or $0.02 per share, in the second quarter of 2012.

  Including the non-cash derivative charge, net loss attributable to AdCare in the third quarter of 2012 totaled $1.7 million or $(0.11) per share. This compares to net income of $679,000, or $0.05 per share, in the second quarter of 2012 which included a non-cash derivative gain of $353,000 (see, "About the Derivative Liability," below for more information.)

  Adjusted EBITDA from continuing operations was a record $6.5 million, up 8% sequentially and 127% versus Q3 2011.

  Acquisitions completed during the quarter added $16.7 million in estimated annualized revenue run-rate.

"Our skilled nursing acquisition and optimization strategy once again drove strong quarterly results," said AdCare's president and chief executive officer, Boyd P. Gentry. "In fact, Q3 produced records in total revenues, income from operations and Adjusted EBITDA from continuing operations, and without the non-cash derivative charge, net income would have increased over the same year-ago quarter. Our optimization strategy involves improving the level of care, occupancy and Medicare payer mix of newly acquired facilities. We expect this strategy to continue to drive strong overall Adjusted EBITDA from continuing operations, which has generated year-over-year increases since we began our M&A program in the summer of 2010."

Q3 2012 Operational Highlights

  Acquired three skilled nursing facilities: One in Georgia with 134 beds in service and an estimated $6.4 million in gross annualized revenues, and two in Oklahoma, with an aggregate of 230 beds in service and an estimated $10.3 million in gross annualized revenues.

  Signed purchase agreements for two skilled nursing facilities: One in Arkansas with a projected 70 beds in service and a projected estimated $8.5 million in gross annualized revenues (based on management expectations), and one in South Carolina with 84 beds in service and an estimated $3.8 million in gross annualized revenues.

The stated gross annualized revenues of facilities acquired or put under contract are according to their most recent financial statements, unless otherwise indicated.

Q3 2012 Summary of Financial Results
Revenues in the third quarter of 2012 increased 52% to a record $61.8 million from $40.5 million in the same year-ago quarter. The increase in revenue was primarily due to acquisitions completed since September 1, 2011 as part of AdCare's M&A program. The company's skilled nursing facilities existing prior to that date also contributed to the improvement in revenue due to cost savings measures and Medicaid rate improvement. A more detailed discussion and analysis of the company's performance will be available in AdCare's Form 10-Q for the quarter ended September 30, 2012 as filed with the Securities and Exchange Commission.

Income from operations in the third quarter of 2012 was a record $4.0 million, increasing 119% from $1.8 million in the third quarter of 2011. The increase in income from operations was due to revenue optimization and expense controls, as well as from newly acquired facilities. The company's cost of services as a percentage of patient care revenues decreased to 80.1% in the third quarter of 2012 from 81.2% in the same year-ago quarter.

Including a non-cash derivative loss of $2.1 million, net loss attributable to AdCare in the third quarter of 2012 totaled $1.7 million or $(0.11) per basic and diluted share. This compares to a net gain of $3.5 million, or $0.27 per diluted share, in the same year-ago quarter, which included a non-cash derivative gain of $4.7 million.

Adjusted EBITDA from continuing operations in the third quarter of 2012 totaled a record $6.5 million, up 8% from $6.0 million in the second quarter of 2012 (see "Use of Non-GAAP Financial Information," below for the definition of Adjusted EBITDA from continuing operations, a non-GAAP financial metric, as well as an important discussion about the use of this metric and its reconciliation to GAAP net income, the most directly comparable GAAP financial measure.)

Combined cash, current restricted cash and cash equivalents at September 30, 2012 totaled $12.7 million, as compared to $9.2 million at December 31, 2011.

Q3 Total Facility Count
At the end of the third quarter of 2012, the company, through its subsidiaries, operated or managed 51 facilities comprised of 41 skilled nursing centers, nine assisted living residences and one independent living/senior housing facility, with a total of 4,791 beds/units in service. Of these 51 facilities, 29 are owned, 12 are leased, six are consolidated variable interest entities, and four are managed for third parties. The facilities are located in Georgia, Arkansas, Ohio, Oklahoma, Alabama, North Carolina and Missouri.

Subsequent to the end of the third quarter, AdCare signed a definitive agreement to sell six assisted living facilities in Ohio for $22.3 million. The six facilities have an aggregate of 196 units in service. The transaction is expected to be complete before the end of the year. The company estimates that cash consideration received at closing will be approximately $6.7 million.

Chris Brogdon, AdCare's vice chairman, commented: "Excluding the facilities we're divesting, AdCare has put under contract 45 facilities since we began our M&A campaign and 14 since the beginning of 2012. Selling the six assisted living facilities in Ohio allows us to focus on our core skilled nursing competencies, strengthen our balance sheet, and provide capital to advance our very fruitful acquisition program."

Before the end of the year, AdCare plans to complete the acquisition of two facilities in South Carolina and one facility in Arkansas that it has already placed under contract.

Combining the company's current annualized run-rate with transactions in the process of closing, AdCare's estimated annualized revenue run-rate is expected to exceed $300 million. This would represent an increase of nearly 100% over the company's revenues in 2011, and an increase of more than 11 times revenues since initiating its M&A campaign.

Conference Call and Webcast
AdCare will hold a conference call to discuss its third quarter 2012 financial results tomorrow, Wednesday, November 14, 2012 at 8:30 a.m. Eastern time. Management will host the presentation, followed by a question and answer period.

Date: Wednesday, November 14, 2012
Time: 8:30 a.m. Eastern time (5:30 a.m. Pacific time)
Dial-In Number: 1-877-941-1427
International: 1-480-629-9664
Conference ID#: 4567193
Webcast: http://edge.media-server.com/m/p/7jw73smf/lan/en

The conference call will be webcast live and available for replay via the investors section of the company's website at www.adcarehealth.com.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 949-574-3860.

A replay of the call will be available after 11:30 a.m. Eastern time on the same day and until December 14, 2012.

Toll-free replay number: 1-877-870-5176
International replay number: 1-858-384-5517
Replay pin number: 4567193

Summary of Closed and Pending Transactions Since Start of M&A Program

ALF = Assisted Living Facility SNF = Skilled Nursing Facility ARR= Annualize Revenue Run-rate(1)

----------------------------------------------------------------------------
Facility        Beds/              Transaction          Finance   Completion
 Type     Count Units   Location       Type    ARR (1)   Terms      Status
----------------------------------------------------------------------------
                                   Purchase
ALF         3    72  Ohio          (Remaining  $3.2M  Cash        Closed 3-
                beds               50%)                           31-10
----------------------------------------------------------------------------
                                                                  Signed
                                   Consol.            1-yr        option to
                                   Variable           purchase    purchase.
ALF         1    104 Hoover, AL    Interest    $1.4M  option,     Currently
                Units              Entity             expiring    a CVIE
                                   (CVIE)             June 2013   (Since
                                                                  7/1/10)
----------------------------------------------------------------------------
                 600                                              Closed 7-
SNF         5   beds Georgia       Lease       $38.8M 10-yr lease 30-10
----------------------------------------------------------------------------
                                                      10-yr lease
                 269                                  (combined   Closed 9-
SNF         3   beds Georgia       Lease       $18.4M with the    2-10
                                                      above)
----------------------------------------------------------------------------
                                                      Long-term
                 304                                  fixed rate  Closed 10-
SNF         2   beds Alabama       Purchase    $19.5M loan, USDA- 1-10
                                                      backed
----------------------------------------------------------------------------
                                                      12-yr lease
                 299                                  with        Closed 11-
SNF         2   beds Atlanta, GA   Lease       $20.8M renewal     2-10
                                                      option
----------------------------------------------------------------------------
                                                      Long-term
                 106                                  fixed rate  Closed 12-
SNF         1   beds Sylva, NC     Purchase    $8.0M  loan (USDA- 31-10
                                                      backed)
----------------------------------------------------------------------------
                                                      Long-term
                                                      fixed rate  Closed two
                 329 Atlanta &                        loan        5-1-2011;
SNF         3   beds Dublin, GA    Purchase    $18.0M (USDA,SBA-  Closed
                                                      backed and  third on
                                                      bank loans) 6-1-2011
----------------------------------------------------------------------------
                                                                  Currently
                 314                                  Long-term   a CVIE
SNF         5   beds Oklahoma      CVIE        $12.7M loan (SBA-  (since 8-
                                                      backed)     1-11)
----------------------------------------------------------------------------
                                                      Long-term
                                                      fixed rate  Closed
                                                      loan (USDA- purchases
                 482 Arkansas &    Purchase           backed and  9-8-11;
SNF         5   beds Missouri      (four) and  $27.5M bank        closed
                                   Lease (one)        loans), one lease 11-
                                                      36 month    1-11
                                                      lease
----------------------------------------------------------------------------
                                                      Long-term
                 128 Mountain                         loan (USDA- Closed 12-
ALF & SNF   2   beds View, AR      Purchase    $5.4M  backed bank 2-11
                                                      loan)
----------------------------------------------------------------------------
                                                      30-year,
                                                      fixed-
                                                      rated, tax-
ALF & SNF   2    179 Springfield,  Purchase    $12.0M exempt bond Closed 12-
                beds OH                               issuance,   30-11
                                                      and bank
                                                      loan
----------------------------------------------------------------------------
                 434                                              Closed 3-
SNF         3   beds Arkansas      Purchase    $15.9M Bank loan   30-12
----------------------------------------------------------------------------
                 77                                               Closed 4-
SNF         1   beds Arkansas      Purchase    $3.3M  Bank loan   30-12
----------------------------------------------------------------------------
                                                      Long-term
                 134 Glennville,                      bank loan   Closed 7-
SNF         1   beds GA            Purchase    $6.4M  (USDA-      2-12
                                                      backed)
----------------------------------------------------------------------------
                                                      Long-term
                 109 Oklahoma                         bank loan   Closed 7-
SNF         1   beds City, OK      Purchase    $4.1M  (SBA-       3-12
                                                      backed)
----------------------------------------------------------------------------
                 121                                              Closed 8-
SNF         1   beds Tulsa, OK     Purchase    $6.2M  Bank loan   17-12
----------------------------------------------------------------------------
                                                                  Closing
SNF         1    96  Sumter, SC    Purchase    $6.7M  SBA regular Expected
 (Pending)      beds                                  bank loan   Q4-12
----------------------------------------------------------------------------
                                                                  Closing
SNF         1    70  Cabot,        Purchase    $8.5M  Traditional Expected
 (Pending)      beds Arkansas                         bank loan   Q4-12
----------------------------------------------------------------------------
                                                                  Closing
SNF         1    84  Georgetown,   Purchase    $3.8M  Traditional Expected
 (Pending)      beds SC                               bank loan   Q4-12
----------------------------------------------------------------------------
                                                      Long-term
SNF              350                                  bank loan   Closing
 (Pending)  4   beds Oklahoma      Purchase    $10.5M (SBA-       Expected
                                                      backed)     Q1-13
----------------------------------------------------------------------------
Total
 Closed     41  4,061                          $221.6M
---------------------                         --------
Total
 Pending    7    600                           $29.5M
---------------------                         --------
Grand
 Total      48  4,661                          $251.1M
---------------------                         --------

(1)Annualized Revenue Run-rate (ARR) is estimated based on the most recent financial statement provided at the time of signing the purchase or lease agreement. ARR for facilities held at least 12 months is based on most recent quarter. Actual results may vary considerably.

Stock Dividend
On October 22, 2012, AdCare issued a 5% stock dividend to all AdCare shareholders of record on October 8, 2012.

About the Derivative Liability
The derivative liability is the result of the Company issuing subordinated convertible notes in 2010 that include an anti-dilution provision referred to as a "ratchet" provision. The derivative liability is a non-cash item. The notes are convertible into shares of common stock of the Company at a current conversion price of $3.73 (adjusted for various stock dividends) that is subject to future reductions if the Company issues equity instruments at a lower price (the "ratchet" provision). Because there is no minimum conversion price, an indeterminate number of shares may be issued in the future. Accordingly, the Company determined an embedded derivative existed that was required to be bifurcated from the subordinate convertible notes and accounted for separately as a derivative liability recorded at fair value. Pursuant to GAAP, the Company estimates the fair value of the derivative liability using the Black-Scholes Merton option-pricing model with changes in fair value being reported in the condensed consolidated statement of operations.

The Company currently has no plans to issue equity instruments at a price lower than the conversion price of $3.73, which would trigger the ratchet provision. These notes mature in October 2013 at which time the Company will be required to redeem them for cash (unless they are earlier converted into common stock at the option of the holder). Upon conversion to common stock, the debt and derivative liability will be extinguished, the current fair market value of the common stock will be reflected as common stock and additional paid-in capital, and there may be a resulting gain or loss on the debt extinguishment. If not converted to stock, upon settlement at the date of maturity, the debt and derivative liability will result in a gain on debt extinguishment for the remaining fair value of the derivative.

About AdCare Health Systems
AdCare Health Systems, Inc. (NYSE MKT: ADK) is a recognized provider of senior living and health care facility management. AdCare owns and manages, long-term care facilities and retirement communities, and since the company's inception in 1988, its mission has been to provide the highest quality of healthcare services to the elderly through its operating subsidiaries, including a broad range of skilled nursing and sub-acute care services. For more information about AdCare, visit www.adcarehealth.com.

Important Cautions Regarding Forward-Looking Statements
Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of federal law. Such statements can be identified by the use of forward-looking terminology, such as "believes," "expects," "plans," "intends," "anticipates" and variations of such words or similar expressions, but their absence does not mean that the statement is not forward-looking. Statements in this announcement that are forward-looking include, but are not limited to: (i) statements that the company expects its optimization strategy to continue to drive strong overall Adjusted EBITDA from continuing operations; (ii) statements regarding the sale of six facilities; (iii) statements regarding the company's current plans to issue equity instruments; (iv) statements regarding the signing and closing of expected acquisitions; and (v) statements regarding the company's expected annualized run-rate. Such forward-looking statements reflect management's beliefs and assumptions and are based upon information currently available to management and involve known and unknown risks, results, performance or achievements of AdCare, which may differ materially from those expressed or implied in such statements. Such factors are identified in the public filings made by AdCare with the Securities and Exchange Commission and include, among others, AdCare's ability to secure lines of credit and/or an acquisition credit facility, find suitable acquisition properties at favorable terms, changes in the health care industry because of political and economic influences, changes in regulations governing the health care industry, changes in reimbursement levels including those under the Medicare and Medicaid programs and changes in the competitive marketplace. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements. Except where required by law, AdCare undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

In addition, each facility mentioned in this press release is operated by a separate, wholly owned, independent operating subsidiary that has its own management, employees and assets.

References to the consolidated company and its assets and activities, as well as the use of terms such as "we," "us," "our," and similar verbiage, is not meant to imply that AdCare Health Systems, Inc. has direct operating assets, employees or revenue or that any of the facilities, the home health business or other related businesses are operated by the same entity.

Use of Non-GAAP Financial Information
Beginning with the reporting of results for the first quarter of 2011, the company began to report the measures of Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations. These are measures of operating performance that are not calculated in accordance with U.S. generally accepted accounting principles ("GAAP"). The Company defines: (i) "Adjusted EBITDA from continuing operations " as net income (loss) from continuing operations before interest expense, income tax expense; depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss or gain, other non-routine adjustments (primarily a recovery of a receivable and a non-cash settlement gain), and retirement and salary continuation costs; and (ii) "Adjusted EBITDAR from continuing operations" as net income (loss) from continuing operations before interest expense; income tax expense, depreciation and amortization (including amortization of non-cash stock-based compensation), acquisition costs (net of gains), loss on extinguishment of debt, derivative loss; other non-routine adjustments (primarily a recovery of a receivable and a non-cash settlement gain), retirement and salary continuation costs and rent cost.

Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations should not be considered in isolation or as a substitute for net income, income from operations or cash flows provided by, or used in, operations as determined in accordance with GAAP. Adjusted EBITDA from continuing operations and Adjusted EBITDAR from continuing operations are used by management to focus on operating performance and management without mixing in items of income and expense that relate to the financing and capitalization of the business, fixed rent or lease payments of facilities, derivative loss or gain, and certain acquisition related charges.

The company believes these measures are useful to investors in evaluating the company's performance, results of operations and financial position for the following reasons:

  They are helpful in identifying trends in the company's day-to-day performance because the items excluded have little or no significance to the company's day-to-day operations;

  They provide an assessment of controllable expenses and afford management the ability to make decisions which are expected to facilitate meeting current financial goals as well as achieve optimal financial performance; and

  They are an indication to determine whether or not adjustments to current spending decisions are needed.

AdCare believes that the use of the measures provides a meaningful and consistent comparison of the company's underlying business between periods by eliminating certain items required by GAAP, which have little or no significance in the company's day-to-day operations.

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
              CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Amounts in 000s, except per share data)
                                (Unaudited)

                                  Three Months Ended     Nine Months Ended
                                     September 30,         September 30,
                                 --------------------  --------------------
                                    2012       2011       2012       2011
                                 ---------  ---------  ---------  ---------
Revenues:
    Patient care revenues        $  61,342  $  40,192  $ 165,793  $ 104,596
    Management revenues                428        330      1,154      1,312
                                 ---------  ---------  ---------  ---------
      Total revenues                61,770     40,522    166,947    105,908
                                 ---------  ---------  ---------  ---------

Expenses:
    Cost of services (exclusive
     of facility rent,
     depreciation and
     amortization)                  49,164     32,637    131,514     84,916
    General and administrative       4,328      3,267     13,188      9,358
    Facility rent expense            2,080      1,937      6,196      5,787
    Depreciation and
     amortization                    2,112        836      5,370      2,188
    Salary retirement and
     continuation costs                 38         --         38        622
                                 ---------  ---------  ---------  ---------
      Total expenses                57,722     38,677    156,306    102,871
                                 ---------  ---------  ---------  ---------

Income from Operations               4,048      1,845     10,641      3,037
                                 ---------  ---------  ---------  ---------

Other Income (Expense):
    Interest expense, net           (3,992)    (2,223)   (10,312)    (5,511)
    Acquisition costs, net of
     gains                            (342)    (1,147)    (1,160)      (789)
    Derivative gain (loss)          (2,105)     4,745     (1,342)       807
    Loss on extinguishment of
     debt                               --        (58)        --       (136)
    Other income (expense)             271        (20)       242        567
                                 ---------  ---------  ---------  ---------
      Total other income
       (expense), net               (6,168)     1,297    (12,572)    (5,062)
                                 ---------  ---------  ---------  ---------

Income (Loss) from Continuing
 Operations Before Income Taxes     (2,120)     3,142     (1,931)    (2,025)
Income Tax Expense                    (118)      (204)      (217)      (414)
                                 ---------  ---------  ---------  ---------
Income (Loss) from Continuing
 Operations                         (2,238)     2,938     (2,148)    (2,439)
Loss from discontinued
 operations                           (202)      (158)      (472)      (285)
                                 ---------  ---------  ---------  ---------
Net Income (Loss)                   (2,440)     2,780     (2,620)    (2,724)
Net Loss Attributable to
 Noncontrolling Interests              738        748      1,390      1,090
                                 ---------  ---------  ---------  ---------
Net Income (Loss) Attributable
 to AdCare Health Systems        $  (1,702) $   3,528  $  (1,230) $  (1,634)
                                 =========  =========  =========  =========

Net Income (Loss) per Common
 Share -- Basic:
  Continuing Operations          $   (0.10) $    0.33  $   (0.05) $   (0.14)
  Discontinued Operations            (0.01)     (0.01)     (0.03)     (0.03)
                                 ---------  ---------  ---------  ---------
                                 $   (0.11) $    0.32  $   (0.08) $   (0.17)
                                 =========  =========  =========  =========
Net Income (Loss) per Common
 Share -- Diluted:
  Continuing Operations          $   (0.10) $    0.28  $   (0.05) $   (0.14)
  Discontinued Operations            (0.01)     (0.01)     (0.03)     (0.03)
                                 ---------  ---------  ---------  ---------
                                 $   (0.11) $    0.27  $   (0.08) $   (0.17)
                                 =========  =========  =========  =========

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                             (Amounts in 000s)

                                               September 30,   December 31,
                                                    2012           2011
                                               -------------  -------------
                                                (Unaudited)
                    ASSETS
Current Assets:
  Cash and cash equivalents                    $       9,884  $       7,364
  Restricted cash and cash equivalents                 2,825          1,883
  Accounts receivable, net of allowance of
   $3,099 and $1,346                                  30,397         18,759
  Prepaid expenses and other                             892            663
  Assets of disposal group held for sale                  --             47
                                               -------------  -------------
      Total current assets                            43,998         28,716

Restricted cash and investments                        5,748          4,870
Property and equipment, net                          166,708        105,143
Intangible assets -- bed licenses, net                 2,558          1,189
Intangible assets -- lease rights, net                 7,658          8,460
Goodwill                                                 906            906
Escrow deposits for acquisitions                         812          3,172
Lease deposits                                         1,704          1,685
Deferred loan costs, net                               6,630          4,818
Other assets                                             169            122
                                               -------------  -------------
      Total assets                             $     236,891  $     159,081
                                               =============  =============

     LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Current portion of notes payable and other
   debt                                        $      11,991  $       4,567
  Revolving credit facilities and lines of
   credit                                              1,363          7,343
  Accounts payable                                    20,324         12,075
  Accrued expenses                                    12,615          9,858
  Liabilities of disposal group held for sale             --            240
                                               -------------  -------------
      Total current liabilities                       46,293         34,083

Notes payable and other debt, net of current
 portion:
  Senior debt, net of discounts                      134,003         87,771
  Convertible debt, net of discounts                  22,746         14,614
  Revolving credit facilities                          9,076          1,308
  Other debt                                             887          1,400
Derivative liability                                   3,231          1,889
Other liabilities                                      1,728          2,437
Deferred tax liability                                    99             86
                                               -------------  -------------
    Total liabilities                                218,063        143,588
                                               -------------  -------------

                                                          --             --

Stockholders' equity:
  Preferred stock, no par value; 1,000 shares
   authorized; no shares issued or outstanding            --             --
  Common stock and additional paid-in capital,
   no par value; 29,000 shares authorized;
   14,657 and 12,802 shares issued and
   outstanding                                        41,002         35,047
  Accumulated deficit                                (19,943)       (18,713)
                                               -------------  -------------
    Total stockholders' equity                        21,059         16,334
  Noncontrolling interest in subsidiaries             (2,231)          (841)
                                               -------------  -------------
    Total equity                                      18,828         15,493
                                               -------------  -------------
    Total liabilities and stockholders' equity $     236,891  $     159,081
                                               =============  =============

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                           TRAILING FIVE QUARTERS
                             (Amounts in 000s)
                                (UNAUDITED)

                                   For the Three Months Ended
                     9/30/2011  12/31/2011  3/31/2012  6/30/2012  9/30/2012
                     ---------  ----------  ---------  ---------  ---------
Revenues:
  Patient care
   revenues          $  40,192  $   45,137  $  49,808  $  54,642  $  61,342
  Management revenue       330         307        363        363        428
                     ---------  ----------  ---------  ---------  ---------
Total revenues          40,522      45,444     50,171     55,005     61,770
                     ---------  ----------  ---------  ---------  ---------
Expenses:
  Cost of services      32,637      37,303     40,123     42,227     49,164
  General and
   administrative        3,267       3,922      3,931      4,929      4,328
  Facility rent
   expense               1,937       2,008      2,065      2,050      2,080
  Depreciation and
   amortization            836       1,749      1,497      1,761      2,112
  Salary retirement
   and continuation
   costs                     -         830          -          -         38
                     ---------  ----------  ---------  ---------  ---------
Total expenses          38,677      45,812     47,616     50,967     57,722
                     ---------  ----------  ---------  ---------  ---------
Income (Loss) from
 Operations              1,845        (368)     2,555      4,038      4,048
                     ---------  ----------  ---------  ---------  ---------
Other Income
 (Expense):
  Interest expense,
   net                  (2,223)     (2,688)    (2,954)    (3,366)    (3,992)
  Loss on
   extinguishment of
   debt                    (58)         (5)         -          -          -
  Derivative gain
   (loss)                4,745         151        410        353     (2,105)
  Acquisition costs,
   net of gains         (1,147)       (373)      (293)      (524)      (342)
  Other income
   (expense)               (20)        (17)       (16)       (13)       271
                     ---------  ----------  ---------  ---------  ---------
Total other income
 (expense), net          1,297      (2,932)    (2,853)    (3,550)    (6,168)
                     ---------  ----------  ---------  ---------  ---------
Income (Loss) from
 Continuing
 Operations
Before Income Taxes      3,142      (3,300)      (298)       488     (2,120)
Income tax benefit
 (expense)                (204)        151        (54)       (45)      (118)
                     ---------  ----------  ---------  ---------  ---------
Income (Loss) from
 Continuing
 Operations              2,938      (3,149)      (352)       443     (2,238)
Loss from
 discontinued
 operations, net of
 tax                      (158)     (1,679)      (109)      (160)      (202)
                     ---------  ----------  ---------  ---------  ---------
Net Income (Loss)        2,780      (4,828)      (461)       283     (2,440)
Net Loss
 Attributable to
 Noncontrolling
 Interest                  748         298        255        396        738
                     ---------  ----------  ---------  ---------  ---------
Net Income (Loss)
 Attributable to
 AdCare Health
 Systems, Inc.       $   3,528  $   (4,530) $    (206) $     679  $  (1,702)
                     =========  ==========  =========  =========  =========

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
   RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA FROM CONTINUING
         OPERATIONS AND ADJUSTED EBITDAR FROM CONTINUING OPERATIONS
                             (Amounts in 000s)
                                (Unaudited)

                                   For the Three Months Ended
                     9/30/2011  12/31/2011  3/31/2012  6/30/2012  9/30/2012
                     ---------  ----------  ---------  ---------  ---------

Net Income (Loss)    $   2,780  $   (4,828) $    (461) $     283  $  (2,440)
  Impact of
   discontinued
   operations              158       1,679        109        160        202
                     ---------  ----------  ---------  ---------  ---------
Net Income (Loss)
 from continuing
 operations              2,938      (3,149)      (352)       443     (2,238)

  Interest expense,
   net                   2,223       2,688      2,954      3,366      3,992

  Income tax
   (benefit) expense       204        (151)        54         45        118
  Amortization of
   stock based
   compensation            184         277        165        182        269

  Depreciation and
   amortization            836       1,749      1,497      1,761      2,112

  Acquisition costs,
   net of gains          1,147         373        293        524        342

  Loss on
   extinguishment of
   debt                     58           5          -          -          -

  Derivative (gain)
   loss                 (4,745)       (151)      (410)      (353)     2,105
  Other non-routine
   Adjustments               -           -          -          -       (282)
  Salary retirement
   and continuation
   costs                     -         830          -          -         38
                     ---------  ----------  ---------  ---------  ---------
Adjusted EBITDA from
 continuing
 operations              2,845       2,471      4,201      5,968      6,456

  Facility rent
   expense               1,937       2,008      2,065      2,050      2,080
                     ---------  ----------  ---------  ---------  ---------
Adjusted EBITDAR
 from continuing
 operations          $   4,782  $    4,479  $   6,266  $   8,018  $   8,536
                     =========  ==========  =========  =========  =========

                ADCARE HEALTH SYSTEMS, INC. AND SUBSIDIARIES
                          SUPPLEMENTARY SCHEDULES
                                (Unaudited)

                    2011                  2012             Nine Months YTD
             ----------------- -------------------------- -----------------
End of
 Period Data    Q3       Q4       Q1       Q2       Q3     9/30/11  9/30/12
             -------- -------- -------- -------- -------- -------- --------
Number of
 Facilities
  SNF
  Owned            12       13       14       18       21
  Leased           11       12       12       12       12
  VIE               5        5        5        5        5
  Managed           3        3        3        3        3
ALF
  Owned             6        7        8        8        8
  VIE               1        1        1        1        1
  Managed           0        0        0        0        0
IL
  Managed           1        1        1        1        1
             -------- -------- -------- -------- -------- -------- --------
Total              39       42       44       48       51

Number of Operational Beds
SNF
  Owned         1,241    1,337    1,436    1,947    2,311
  Leased        1,262    1,342    1,342    1,342    1,342
  VIE             314      314      314      314      314
  Managed         379      329      329      329      329
ALF
  Owned           196      228      308      308      308
  VIE             104      104      104      104      104
  Managed           0        0        0        0        0
IL
  Managed          83       83       83       83       83
             -------- -------- -------- -------- -------- -------- --------
Total           3,579    3,737    3,916    4,427    4,791

SNF + ALF %
 Owned           59.5%    59.6%    61.7%    66.6%    69.4%
SNF + ALF %
 Leased          40.5%    40.4%    38.3%    33.4%    30.6%

Revenue Mix (a)
  Skilled
   (c)           30.8%    29.9%    31.0%    29.4%    26.8%    32.0%    28.9%
  Medicaid       56.7%    56.9%    54.8%    55.6%    58.4%    56.0%    56.4%
  Private +
   Other         12.5%    13.2%    14.2%    15.0%    14.8%    12.0%    14.7%
             -------- -------- -------- -------- -------- -------- --------

Patient Days (a)
  Skilled
   (c)         24,723   29,543   32,633   34,005   35,463   68,607  102,101
  Medicaid    146,203  164,723  167,486  182,087  206,034  369,394  555,607
  Private +
   Other       20,782   25,807   28,075   31,264   36,026   46,845   95,365
             -------- -------- -------- -------- -------- -------- --------
Total         191,708  220,073  228,194  247,356  277,523  484,846  753,073

Patient Day Mix (a)
  Skilled
   (c)           12.9%    13.4%    14.3%    13.7%    12.8%    14.2%    13.6%
  Medicaid       76.3%    74.8%    73.4%    73.5%    74.2%    76.2%    73.8%
  Private +
   Other         10.8%    11.8%    12.3%    12.8%    13.0%     9.6%    12.6%
             -------- -------- -------- -------- -------- -------- --------

Revenue Rates Per Patient Days (a)
  Skilled
   (c)       $ 469.60 $ 430.64 $ 442.03 $ 443.46 $ 437.54 $ 453.59 $ 440.95
  Medicaid   $ 146.44 $ 146.99 $ 152.21 $ 156.33 $ 164.42 $ 147.65 $ 158.09
  Private +
   Other     $ 172.90 $ 167.20 $ 171.85 $ 170.56 $ 165.82 $ 189.81 $ 169.15
             -------- -------- -------- -------- -------- -------- --------
Weighted
 Average
 Total       $ 196.80 $ 193.34 $ 203.97 $ 207.11 $ 208.91 $ 200.85 $ 206.82

Average Daily Census (a)
  Skilled
   (c)            304      330      359      378      390      313      412
  Medicaid      1,798    1,839    1,841    2,020    2,264    1,688    2,240
  Private +
   Other          255      290      308      350      396      214      385
             -------- -------- -------- -------- -------- -------- --------
Total
 Average
 Daily
 Census         2,357    2,459    2,508    2,748    3,050    2,215    3,037

Occupancy
 (a)             85.4%    82.5%    81.1%    76.5%    77.2%    86.2%    78.1%

(000s)
Total
 Revenues
 (b)         $ 40,522 $ 45,444 $ 50,171 $ 55,005 $ 61,770 $105,908 $166,947
Adjusted
 EBITDAR (b) $  4,782 $  4,479 $  6,266 $  8,018 $  8,536 $ 12,311 $ 22,822
Adjusted
 EBITDA (b)  $  2,845 $  2,471 $  4,201 $  5,968 $  6,456 $  6,524 $ 16,626

(a) Skilled nursing only - excludes managed facilities
(b) AdCare consolidated incorporating discontinued operation
(c) Skilled is defined as Medicare change + managed Care RUGs

Company Contacts
Boyd Gentry, CEO
Chris Brogdon, Vice Chairman
David A. Tenwick, Chairman of Board
AdCare Health Systems, Inc.
Tel (678) 869-5116
info@adcarehealth.com

Investor Relations
Ron Both or Geoffrey Plank
Liolios Group, Inc.
Tel (949) 574-3860
ADK@liolios.com